Exhibit 10.61

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into by and between WP Glimcher Inc., an Indiana corporation (the “Company”), and Mark E. Yale (“Executive”), executed on March 21, 2016, effective as of March 18, 2016.
WHEREAS, the Company and Executive are parties to an employment agreement, dated as of October 13, 2014 (the “Employment Agreement”) (capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Employment Agreement); and
WHEREAS, the Company and Executive now desire to amend the Employment Agreement to reflect Executive’s continued employment on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1. Terms of Employment; Compensation.    Section 1.4 of the Employment Agreement is hereby deleted in its entirety and replaced as follows:
1.4 Annual Equity Award. The Executive shall be granted or allocated restricted stock units (or such other securities/instruments that the Committee deems appropriate) (“Awarded Securities”) as part of the long-term incentive compensation approved annually by the Committee (the “Annual Equity Award”) with respect to each fiscal year during the Employment Period commencing with the fiscal year ending December 31, 2016. Each Annual Equity Award shall be granted pursuant to the terms and conditions of the Partnership’s 2014 Stock Incentive Plan, as may be amended, restated or supplemented from time to time (the “Plan”). The Annual Equity Award in respect of any fiscal year shall be granted no later than seven (7) calendar days following the completion of the audit of the Company’s financial statements for the fiscal year preceding the year the Awarded Securities are granted or allocated (the “Grant Year”) (and in any event no later than the date any Annual Equity Award or other equity-based compensation is granted to other senior executives of the Company in respect of such fiscal year). The number of Awarded Securities that comprise an Annual Equity Award shall be no less than the number equal to the Annual Equity Award Cash Equivalent (defined below) divided by the average closing price of the Company’s common stock on the primary exchange on which it trades (the “Closing Price”) for the final fifteen (15) trading days of the Grant Year. The “Annual Equity Award Cash Equivalent” shall be an amount not less than one times the salary compensation received by the Executive from the Company in the Grant Year (“Salary”). Distributions shall be paid on Awarded Securities issued from and after the date of issuance in accordance with the terms and conditions of the Plan and the applicable award agreement; provided, that, there shall be no reduction to such distributions compared to distributions paid in respect of common units of the Partnership generally. Other than as stated in this paragraph, an Annual Equity Award in respect of any fiscal year shall have terms and conditions substantially identical (and in any event no less favorable in any respect) to those applicable to an Annual Equity Award generally granted to the Company’s other senior executives in respect of the same fiscal year.
2. General Provisions. Section 5.1 of the Employment Agreement is hereby deleted in its entirety and replaced as follows:

5.1 Notices. Any notice required or permitted hereunder shall be made in writing, addressed as set forth below, (a) by actual delivery of the notice into the hands of the other party (deemed received on the date of actual receipt), (b) by the mailing of the notice by first class mail, certified or registered mail, return receipt requested, postage prepaid (deemed received on the third business day after the mailing date) or (c) by nationally recognized overnight delivery service (deemed received on the next business day following the date of its delivery by the sender to such service). Any notice to the Company shall be delivered to WP Glimcher Inc., 180 East Broad Street, Columbus, Ohio 43215, Attention: General Counsel, or such other address that the Company provides to the Executive. Any notice to the Executive shall be delivered to Executive’s last address on record at the Company.
3. Entire Agreement. Except as otherwise provided herein, the Employment Agreement shall remain unaltered and of full force and effect.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

Mark E. Yale
/s/ Mark E. Yale

WP Glimcher Inc.
By:
/s/ Michael P. Glimcher
Name:    Michael P. Glimcher
Title:    CEO

[Signature Page - M. Yale First Amendment to Employment Agreement]